UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

ETERNAL IMAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18889	20-4433227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

28800 Orchard Lake Road, Suite 130, Farmington, Hills, MI	48334
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number including area code: (248) 932-3333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registered.

On December 1, 2009, Eternal Image, Inc. (the “Company”) issued a fifteen (15) day promissory note in the amount of $200,000 in connection with a loan of the same amount it received from Emerald Asset Advisors (“Emerald”) of 425 Broad Hollow, Melville, NY 11747. Emerald is a shareholder of the Company. The proceeds of the loan are being used to assist the Company in meeting the lender requirements of a line of credit it is presently negotiating with a third party lender.  The primary provisions of the Emerald promissory note are:

Date:

December 1, 2009

Principal:

$200,000.00

Term:

15 days

Interest Rate:

8% annually

Lender:

Emerald Asset Advisors

Borrower:

Eternal Image, Inc.

Security:

None

Additional Consideration:

None

A copy of the executed promissory note is attached hereto as exhibit 10.1 and incorporated by reference.

ITEM 9.01(d) - EXHIBITS

Exhibit Number	Description
10.1	December 1, 2009 Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ETERNAL IMAGE, INC.

Date: December 7, 2009	By: /s/ Clint Mytych
Clint Mytych
Chief Executive Officer and Chairman